Exhibit 99.1

Bionano Genomics Reports Preliminary Fourth Quarter and Full-Year 2022 Results

- Preliminary Q4 revenue expected to be between $8.1 and $8.4 million; 29% to 33% increase over Q4 2021
- Reached installed base of 240 systems as of YE 2022; 46% increase over YE 2021
- Achieved or exceeded all stated goals and milestones for the full year 2022

SAN DIEGO, January 5, 2022 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (Nasdaq: BNGO) today reported certain unaudited preliminary financial and commercial highlights for the fourth quarter and fiscal year ended December 31, 2022. The Company’s full results for the fourth quarter and the fiscal year ended December 31, 2022 are not yet available.

“We ended an outstanding year with a lot of momentum across all facets of our business and have achieved or exceeded all of the stated 2022 ELEVATE! milestones we set out at the beginning of 2022,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano. “Bionano issued revenue guidance for the first time in 2022, and we not only came in at the high end of our guidance each quarter, but we exceeded our total 2022 guidance range. We were also pleased to see an incredible uptick in overall awareness and adoption of optical genome mapping (OGM) across the globe.”

Q4 2022 Highlights

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Revenues for the fourth quarter 2022 are expected to be in the range of $8.1 million to $8.4 million, an estimated increase of 12% to 16% compared to $7.2 million in the third quarter of 2022 and an estimated increase of 27% to 33% compared to the fourth quarter of 2021. Full year 2022 revenue is expected to be in the range of $27.7 million and $28.0 million, an estimated increase of between 54% and 56% compared to 2021.

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Installed base of Saphyr® systems totaled 240 at year-end, which was an increase of 23 systems over third quarter 2022 and represented a 46% increase over the 164 installed systems reported at the end of 2021.

•	Sold 4,781 flowcells, an increase of 49% over the fourth quarter of 2021.

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Completed acquisition of Purigen Biosystems, which is expected to accelerate the adoption of OGM due to anticipated improvements in Bionano’s ultra-high molecular weight (UHMW) DNA sample preparation workflow.

Achieved All Full-Year 2022 ELEVATE! Milestones

•	Launched OGM laboratory developed tests (LDTs) for hematological malignancy and genetic disorder applications through Bionano Laboratories

•	Pre-commercial version of next generation OGM system running in the field with a planned commercial launch in first half of 2023

•	Developed and released enhanced DLS G2 labeling and SP Next DNA isolation kits which enable sample to results in as little as 3 days for cancer samples

o	In partnership with Hamilton, released an automated version of Bionano’s DNA isolation chemistry

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NxClinical™ software version 7.0, which is the version of NxClinical software enabled for OGM data analysis, is being used in the field and full commercial release for applications in hematological malignancies is planned for the first half of 2023

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Met all previously stated 2022 milestones for prenatal, postnatal and hematological clinical trials, including: study enrollment targets; completion of postnatal study, which has been submitted for publication as a pre-print; interim publication of the prenatal study, which was published in December 2022 as a pre-print; and initiation of the solid tumor trial.

“We’ve been working hard to achieve the revenue growth we expect to report for the fourth quarter and full year 2022 compared to the same periods in 2021,” added Chris Stewart, chief financial officer of Bionano. “We believe this momentum has helped to lay the groundwork for a very exciting year in 2023.”

Bionano has not completed preparation of its financial statements for the fourth quarter or full year of 2022. The revenue ranges presented in this press release for the fourth quarter of 2022 and for the year ended December 31, 2022 are preliminary and unaudited, based on management’s initial review of the information presented, and are thus inherently uncertain and subject to change as Bionano completes its end-of-period reporting process and related activities for the fourth quarter of and full year 2022. Bionano is in the process of completing its customary year-end close and review procedures as of and for the year ended December 31, 2022, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of Bionano's consolidated financial statements and related notes as of and for the year ended December 31, 2022, Bionano’s independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein. Additional information and disclosures would be required for a more complete understanding of Bionano’s financial position and results of operations as of and for the fourth quarter and year-ended December 31, 2022. Accordingly, undue reliance should not be placed on this preliminary information.

About Bionano Genomics

Bionano Genomics is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. Through its BioDiscovery business, the Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. For more information, visit www.bionanogenomics.com, www.bionanolaboratories.com or www.biodiscovery.com

Forward-Looking Statements of Bionano Genomics

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “expect,” “may,” “plan,” “will,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, and the preliminary measures of our financial performance, including our fourth quarter and 2022 year-end revenue guidance, and our prospects for 2023. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: adjustments to these preliminary measures of financial performance resulting from, among other things, the completion of our end-of-period reporting processes; the timing and amount of revenue we are able to recognize in a given fiscal period; the impact of adverse geopolitical and macroeconomic events, such as the COVID-19 pandemic and the ongoing conflict between Ukraine and Russia, on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations:
Amy Conrad
Juniper Point
+1 (858) 366-3243
amy@juniper-point.com